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                                                                    Exhibit 9(a)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 40 to the Registration Statement (File Nos. 2-54607 and 811-2594) (the "Registration Statement") of MFS Series Trust IV (the "Trust"), of my opinion dated December 22, 1997, appearing in Post-Effective Amendment No. 32 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on December 23, 1997.


                                            JAMES R. BORDEWICK, JR.
                                        ----------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary


Boston, Massachusetts
December 24, 2003